Exhibit 10.3

SUBI SALE AGREEMENT

dated as of November 18, 2026

between

VW CREDIT, INC.,
as Seller

and

VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC,
as Buyer

Schedule I	Representations and Warranties with Respect to Units

Schedule II	Perfection Representations, Warranties and Covenants

-i-

SUBI SALE AGREEMENT

THIS SUBI SALE AGREEMENT is made and entered into as of November 18, 2026 (as amended, supplemented or modified from time to time, this “Agreement”) by VW CREDIT, INC., a Delaware corporation (the “Seller”), and VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC, a Delaware limited liability company (the “Buyer”).

WITNESSETH:

WHEREAS, VW Credit Leasing, Ltd. is a Delaware statutory trust (the “Origination Trust”) formed and operated pursuant to that certain Trust Agreement dated as of June 2, 1999 (as amended, modified or supplemented from time to time, the “Origination Trust Agreement”) for the purpose, among other things, of acquiring title to Units;

WHEREAS, on the date hereof, the Seller, as owner of the entire undivided interest in the Origination Trust (the “UTI Portfolio”), and U.S. Bank Trust Company, National Association, as UTI Trustee (in such capacity, the “UTI Trustee”), SUBI Trustee (in such capacity, the “SUBI Trustee”) and Administrative Trustee (in such capacity, the “Administrative Trustee” and, together with the UTI Trustee, the SUBI Trustee and Wilmington Trust Company, as Delaware Trustee (the “Delaware Trustee”), the “Origination Trustees”), are entering into that certain Transaction SUBI Supplement 2026-C to Origination Trust Agreement (as amended, modified or supplemented from time to time, the “Transaction SUBI Supplement”) to create a special unit of beneficial interest (the “Transaction SUBI”); and

WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to acquire, the Seller’s entire interest in (A) the beneficial interest in the Units allocated to the Transaction SUBI (the “Transaction SUBI Portfolio”) and (B) the certificate issued as evidence thereof (the “Transaction SUBI Certificate”);

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Terms. Terms defined in Appendix A to the Indenture, dated as of the date hereof (as amended, supplemented or modified from time to time, the “Indenture”), between Volkswagen Auto Lease Trust 2026-C, a Delaware statutory trust (the “Issuer”), and Citibank, N.A., a national banking association, as indenture trustee, are, unless otherwise defined herein or unless the context otherwise requires, used herein as defined therein. In addition, the following terms shall have the following meanings (such terms applicable to both the singular and plural form):

“Allocation Price” means, with respect to any Unit, an amount equal to 100% of the Securitization Value thereof as of the Cut-Off Date.

SUBI Sale Agreement (2026-C)

“SUBI Allocation Price” means, with respect to all Units to be allocated to the Transaction SUBI in accordance with Section 2.1 on the Closing Date, the aggregate of the Allocation Prices for all Units to be so allocated on such date.

SECTION 1.2 Other Definitional Provisions.

(a)            Each term defined in the singular form in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement or any certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form shall mean the singular thereof when the singular form of such term is used herein or therein.

(b)            The words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to or of this Agreement unless otherwise specified. The term “include” and all variations thereon shall mean “include without limitation” and the term “or” shall include “and/or”.

SECTION 1.3 Other Terms. All accounting terms not specifically defined herein or in Appendix A to the Indenture shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC and not specifically defined herein or in Appendix A to the Indenture are used herein as defined in such Article 9.

SECTION 1.4 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

ARTICLE II

PURCHASE AND CONTRIBUTION

SECTION 2.1 Agreement to Sell and Contribute. On the terms and subject to the conditions set forth in this Agreement, on the date hereof, the Seller hereby:

(a)            transfers, assigns, sets over, sells and otherwise conveys to the Buyer, and the Buyer hereby purchases from the Seller, all of the Seller’s right, title and interest in, to and under the Transaction SUBI Certificate and the related beneficial interest in the Included Units and the Transaction SUBI, including, but not limited to, all Collections thereunder after the Cut-Off Date; and

(b)            directs the UTI Trustee and the Servicer to identify from the Origination Trust Assets allocable to the UTI Portfolio, and to allocate to the Transaction SUBI Portfolio represented by the Transaction SUBI Certificate, the Transaction SUBI Assets identified in Section 11.1 of the Transaction SUBI Supplement.

SECTION 2.2 Consideration and Payment. In consideration of the transfer of the Transaction SUBI, the Transaction SUBI Certificate and the other property conveyed to the Buyer pursuant to Section 2.1 on the Closing Date, the Buyer shall pay to the Seller on the Closing Date the SUBI Allocation Price with respect thereto by (i) making a cash payment to the Seller in an amount equal to $741,586,466.16 and (ii) if the SUBI Allocation Price exceeds the amount of any cash payment for the account of the Seller on such day pursuant to clause (i), such excess shall automatically be considered to have been contributed to the Buyer by the Seller as a capital contribution.

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SECTION 2.3 Representations, Warranties and Covenants.

(a)            The Seller hereby represents and warrants to the Buyer that, as of the date hereof:

(i)             Existence and Power. The Seller is a corporation and the Origination Trust is a statutory trust, in each case validly existing and in good standing under the laws of its state of organization, and each of the Seller and the Origination Trust has all power and authority required to carry on its business as it is now conducted. Each of the Seller and the Origination Trust has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the business, properties, financial condition or results of operations of the Seller or the Origination Trust, respectively, taken as a whole.

(ii)            Corporate Authorization and No Contravention. The execution, delivery and performance by each of the Seller and the Origination Trust of each Transaction Document to which it is a party (i) have been duly authorized by all necessary corporate action, (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any agreement, contract, order or other instrument to which it is a party or its property is subject and (iii) will not result in any Adverse Claim on the Transaction SUBI or give cause for the acceleration of any indebtedness of the Seller or the Origination Trust.

(iii)           No Consent Required. No approval, authorization or other action by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Seller or the Origination Trust of any Transaction Document other than UCC filings and other than approvals and authorizations that have previously been obtained and filings which have previously been made.

(iv)           Binding Effect. Each Transaction Document to which the Seller or the Origination Trust is a party constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(v)            Ownership and Transfer of Transaction SUBI. Immediately preceding its sale of the Transaction SUBI and the Transaction SUBI Certificate to the Buyer, the Seller was the owner of the Transaction SUBI and the Transaction SUBI Certificate, free and clear of any Adverse Claim, and after such sale of the Transaction SUBI and the Transaction SUBI Certificate to the Buyer, the Buyer shall at all times be entitled, with respect to the Transaction SUBI and the Transaction SUBI Certificate, to all of the rights and benefits of a holder of a SUBI and a SUBI Certificate under the Origination Trust Documents.

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(vi)           Applicable Law. Each of the Seller and the Origination Trust is in compliance with all Applicable Laws, the failure to comply with which would have a material adverse effect.

(vii)          Litigation. There are no actions, suits or Proceedings pending or, to the knowledge of the Seller, threatened against the Seller before or by any Governmental Authority that (i) question the validity or enforceability of this Agreement or adversely affect the ability of the Seller to perform its obligations hereunder or (ii) individually or in the aggregate would have a material adverse effect. Neither the Seller nor the Origination Trust is in default with respect to any orders of any Governmental Authority, the default under which individually or in the aggregate would have a material adverse effect.

(viii)         Status of Seller. The Seller is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ix)           Status of Origination Trust. The Origination Trust is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x)            No Adverse Selection. The Units included in the Transaction SUBI Portfolio were selected using selection procedures that were not known or intended by the Seller to be adverse to the Buyer.

(xi)           Valid Assignment. The Transaction Leases were not originated in, and are not subject to the laws of, any jurisdiction under which the transfer and assignment of a beneficial interest in any related Transaction Vehicle pursuant to a transfer of the Transaction SUBI Certificate or the Transaction SUBI or any other transaction contemplated hereunder to occur on or about the Closing Date, is unlawful, void or voidable. The Transaction Vehicles are not subject to the laws of any jurisdiction under which the transfer and assignment of a beneficial interest in the Transaction Vehicles pursuant to transfer of the Transaction SUBI Certificate or the Transaction SUBI, or any other transaction contemplated hereunder to occur on or about the Closing Date, is unlawful, void or voidable.

(xii)           Location of Leases. As of the Closing Date, the files and records for the Units included in the Transaction SUBI Portfolio are maintained at the offices of the Servicer.

(xiii)         Accuracy of Information. The information relating to each Unit set forth on Schedule 1 to the Transaction SUBI Supplement is true and correct in all material respects.

(xiv)         Chattel Paper. The Transaction Lease of each Unit is “chattel paper” (including chattel paper evidenced by an authoritative tangible copy and chattel paper evidenced by an authoritative electronic copy) within the meaning of the applicable UCC, and (A) if the Transaction Lease is chattel paper evidenced by an authoritative tangible copy, there is only one authoritative copy of such Transaction Lease or (B) if the Transaction Lease is chattel paper evidenced by an authoritative electronic copy, there is only one authoritative copy of the Transaction Lease. If the Transaction Lease constitutes chattel paper evidenced by an authoritative copy, the Origination Trust has “control” of such chattel paper within the meaning of Section 9-105 of the applicable UCC.

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The representations and warranties set forth in this Section 2.3(a) shall speak only as of the date hereof and shall survive the sale of the Transaction SUBI hereunder.

(b)            The Seller hereby represents and warrants to the Buyer with respect to each Unit being allocated to the Transaction SUBI on the Closing Date that, as of the Cut-Off Date or the Closing Date, as applicable, the representations and warranties set forth on Schedule I hereto were true and correct with respect to such Unit. The representation and warranties set forth on Schedule I hereto shall survive the allocation of such Unit hereunder. The Seller hereby agrees that the Issuer shall have the right to enforce any and all rights under this Agreement assigned to the Issuer under the SUBI Transfer Agreement, including the right to cause the Seller to direct the SUBI Trustee and the Servicer to reallocate any applicable Transaction Units with respect to which it is in breach of any of its representation and warranties set forth in Schedule I from the Transaction SUBI Portfolio to the UTI Portfolio, directly against the Seller as though the Issuer were a party to this Agreement, and the Issuer shall not be obligated to exercise any such rights indirectly through the Buyer.

(c)            Upon discovery by the Buyer or the Seller of a breach of any of the representations and warranties set forth in Section 2.3(b) at the time such representations and warranties were made which materially and adversely affects the interests of the Issuer or the Noteholders in the related Transaction Unit, the party discovering such breach shall give prompt written notice thereof to the other parties, provided that, delivery of the Servicer Certificate shall be deemed to constitute prompt notice by the Seller and the Buyer of such breach. Any inaccuracy in the representations or warranties shall be deemed not to have a material and adverse effect if such inaccuracy does not affect the ability of the Issuer to receive or retain payment in full on the beneficial interest in the applicable Lease and related Vehicle. If the Seller does not correct or cure such breach prior to the end of the Collection Period following the Collection Period in which the Seller was notified of such breach, then the Seller shall direct the SUBI Trustee and the Servicer to reallocate any applicable Transaction Units from the Transaction SUBI Portfolio to the UTI Portfolio on the Payment Date following the end of such Collection Period. In consideration for such reallocation, the Seller shall make a payment to the Buyer equal to the Securitization Value of such Transaction Unit as of the beginning of the related Collection Period preceding such Payment Date by depositing such amount into the Collection Account prior to 11:00 a.m., New York City time, on such Payment Date. It is understood and agreed that the obligation of the Seller to reallocate any Transaction Unit as to which such a breach has occurred and is continuing as described above and to make the related reallocation payment shall constitute the sole remedy respecting such breach available to the Buyer.

(d)            Perfection Representations. The representations, warranties and covenants set forth on Schedule II hereto shall be a part of this Agreement for all purposes. Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations contained in Schedule II shall be continuing, and remain in full force and effect until such time as all obligations under the Indenture have been finally and fully paid and performed. The parties to this Agreement: (i) shall not waive any of the perfection representations contained in Schedule II; (ii) shall provide the Rating Agencies with prompt written notice of any breach of the perfection representations contained in Schedule II; and (iii) shall not waive a breach of any of the perfection representations contained in Schedule II.

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SECTION 2.4 RESERVED.

SECTION 2.5 Protection of Title.

(a)            Filings. The Seller shall file such financing statements and cause to be filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Buyer under this Agreement in the Transaction SUBI Certificate and the Transaction SUBI. The Seller shall deliver (or cause to be delivered) to the Buyer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)            Name Change. The Seller shall not change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with Section 2.5(a) “seriously misleading” within the meaning of Section 9-506, 9-507 and 9-508 of the UCC, unless it shall have given the Buyer at least five Business Days’ prior written notice thereof and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not practicable to take such action in advance) reasonably necessary or advisable in the opinion of the Buyer to amend all previously filed financing statements or continuation statements described in Section 2.5(a).

(c)            Sales Tax. All sales, property, use, transfer or other similar taxes due and payable upon the purchase of the Transaction SUBI and the beneficial interest in the Units included in the Transaction SUBI Portfolio by the Buyer will be paid or provided for by the Seller.

(d)            Location; Maintenance of Offices. The Seller shall give the Buyer at least five Business Days’ prior written notice of any change of location of the Seller for purposes of Section 9-307 of the UCC and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not practicable to take such action in advance) reasonably necessary or advisable in the opinion of the Buyer to amend all previously filed financing statements or continuation statements described in Section 2.5(a). The Seller shall at all times maintain each office from which it services Origination Trust Assets and its principal executive office within the United States of America.

SECTION 2.6 Other Adverse Claims or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Seller shall not sell, pledge, assign or transfer the Transaction SUBI to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim on any interest therein, and the Seller shall defend the right, title and interest of the Buyer in, to and under the Transaction SUBI against all claims of third parties claiming through or under the Seller.

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ARTICLE III

MISCELLANEOUS

SECTION 3.1 Transfers Intended as Sale; Security Interest.

(a)            Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales and contributions rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Transaction SUBI and the Transaction SUBI Certificate shall not be part of the Seller’s estate in the event of a bankruptcy or insolvency of the Seller. The sales and contributions by the Seller of the Transaction SUBI and the Transaction SUBI Certificate and the beneficial interest in the Units allocated thereto hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of underlying indebtedness.

(b)            Notwithstanding the foregoing, in the event that the Transaction SUBI and the Transaction SUBI Certificate are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Transaction SUBI and the Transaction SUBI Certificate, then it is intended that:

(i)             This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii)            The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Seller to the Buyer of a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Transaction SUBI and the Transaction SUBI Certificate, to secure the performance of the obligations of the Seller hereunder;

(iii)           The possession by the Buyer or its agent of the Transaction SUBI Certificate shall be deemed to be “possession by the secured party” or possession by the purchaser or a Person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv)           Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Buyer for the purpose of perfecting such security interest under applicable law.

SECTION 3.2 Specific Performance. Either party may enforce specific performance of this Agreement.

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SECTION 3.3 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, telecopier or electronic mail, and addressed in each case as set forth on Schedule II to the Indenture or at such other address as any party shall have provided to the other parties in writing. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

SECTION 3.4 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 3.5 Counterparts. This Agreement may be executed in any number of counterparts, including in counterparts executed via electronic signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 3.6 Amendment.

(a)            Any term or provision of this Agreement may be amended by the parties hereto without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to satisfaction of one of the following conditions: (i) the Seller, the Buyer or the Servicer delivers an Officer’s Certificate or an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders or (ii) the Rating Agency Condition is satisfied with respect to such amendment. Without limiting the foregoing and subject to clause (b) below, any term or provision of this Agreement may be amended by the Seller with the consent of Noteholders evidencing not less than a majority of the Outstanding Note Amount, voting as a single class. Notwithstanding the foregoing, any amendment that materially and adversely affects the interests of the Certificateholders, the Indenture Trustee or the Owner Trustee shall require the prior written consent of the Persons whose interests are materially and adversely affected. The consent of the Indenture Trustee or the Owner Trustee shall be deemed to have been given if the Servicer does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given.

(b)            Notwithstanding anything herein to the contrary (including clause (c) below), no amendment shall (i) reduce the interest rate or principal amount of any Note, or delay the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note or (ii) reduce the percentage of the Outstanding Note Amount, the Holders of which are required to consent to any matter without the consent of the Holders of at least the percentage of the Outstanding Note Amount which were required to consent to such matter before giving effect to such amendment.

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(c)            It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

(d)            Prior to the execution of any amendment to this Agreement, the Buyer shall provide each Rating Agency with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this Agreement, the Buyer shall furnish a copy of such amendment to each Rating Agency, the Issuer, the Owner Trustee and the Indenture Trustee.

(e)            Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

SECTION 3.7 Waivers. No failure or delay on the part of the Buyer, the Servicer, the Seller, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Buyer or the Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 3.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 3.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 3.10 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer and the Seller and their respective successors and permitted assigns. The Seller may not assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, except as provided in Section 3.11 or as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

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SECTION 3.11 Acknowledgment and Agreement. By execution below, the Seller expressly acknowledges and consents to the sale of the Transaction SUBI Certificate and the Transaction SUBI and the assignment of all rights and obligations of the Seller related thereto by the Buyer to the Issuer pursuant to the SUBI Transfer Agreement and the mortgage, pledge, assignment and grant of a security interest in the Transaction SUBI Certificate and the Transaction SUBI by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Seller hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Buyer under this Agreement in the event that the Buyer shall fail to exercise the same.

SECTION 3.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 3.13 Non-petition Covenant. With respect to each Bankruptcy Remote Party, each party hereto covenants and agrees that, prior to the date which is one year and one day after payment in full of all obligations under each Financing (i) such party hereto shall not authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. Each of the parties hereto agrees that, prior to the date which is one year and one day after the payment in full of all obligations under each Financing, it will not institute against, or join any other Person in instituting against, any Bankruptcy Remote Party an action in bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings or similar Proceeding under the laws of the United States or any State of the United States.

SECTION 3.14 Each SUBI Separate; Assignees of SUBI. Each party hereto acknowledges and agrees (and each holder or pledgee of the Transaction SUBI Certificate, by virtue of its acceptance of such Transaction SUBI Certificate or pledge thereof, acknowledges and agrees) that (a) the Transaction SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Transaction SUBI or the Transaction SUBI Portfolio shall be enforceable against the Transaction SUBI Portfolio only and not against any Other SUBI Assets or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other SUBI, any Other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such Other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against the Transaction SUBI or the Transaction SUBI Portfolio, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any Other SUBI shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Transaction SUBI in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Transaction SUBI or the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any Other SUBI or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any Other SUBI or any SUBI Assets other than the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the Transaction SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Transaction SUBI or the Transaction SUBI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate, to release all claims to the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio.

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SECTION 3.15 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a)            SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF;

(b)            CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)            AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 3.3 OF THIS AGREEMENT;

(d)            AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

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(e)            TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

SECTION 3.16 Electronic Signatures and Transmission.

(a)            For purposes of this Agreement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by electronic transmission. The term “electronic signature” shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto agrees that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign Act, UETA or any applicable state law. Each of the parties hereto are authorized to accept written instructions, directions, reports, notices or other communications delivered by electronic transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and none of the parties hereto shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information delivered to such party, including, without limitation, the risk of such party acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b)            Any requirement in this Agreement that a document, including this Agreement, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by electronic transmission.

[Signature Pages Follow]

12	SUBI Sale Agreement (2026-C)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

VW CREDIT, INC.

By:
Name:	Garett Miles
Title:	Assistant Treasurer

By:
Name:	Jens Schreiber
Title:	Treasurer

S-1	SUBI Sale Agreement (2026-C)

VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC

By:
Name:	Garett Miles
Title:	President and Head of Securitization

By:
Name:	Jens Schreiber
Title:	Chief Financial Officer

S-2	SUBI Sale Agreement (2026-C)

SCHEDULE I

REPRESENTATIONS AND WARRANTIES
WITH RESPECT TO UNITS

1.              Ownership of the Units.

(a)            As of the Cut-Off Date, good and valid ownership of each Unit will be validly and effectively vested in the Origination Trust, free and clear of all Adverse Claims, except for Permitted Liens (and no Adverse Claim, other than an Adverse Claim of the type described in clause (1)(f) of the definition of Permitted Liens, shall be noted on the certificate of title for any Vehicle included in any such Unit).

(b)            As of the Closing Date, good and valid ownership of the beneficial interest in each Unit will be validly and effectively conveyed to, and vested in the Buyer, free and clear of all Adverse Claims, except for Permitted Liens.

2.              Event of Loss. As of the Cut-Off Date, to the Seller’s knowledge, no Vehicle included in any such Unit was subject to an event which would constitute an Event of Loss.

3.              Eligible Units. As of the Cut-Off Date, each Unit included in the Transaction SUBI Portfolio was an Eligible Unit.

4.              Amortization of Leases. The Lease included in such Unit was written on a constant yield basis and provides for substantially equal monthly payments, such that, at the end of the lease term, the capitalized cost has been amortized to an amount equal to the Stated Residual Value of the related Vehicle.

5.              Valid Assignment. No Transaction Lease was originated in, or is subject to the laws of, any jurisdiction under which the transfer and assignment of a beneficial interest in such Transaction Vehicle pursuant to a transfer of the Transaction SUBI Certificate or the Transaction SUBI or any other transaction contemplated hereunder to occur on or about the Closing Date, is unlawful, void or voidable. No Transaction Vehicle is subject to the laws of any jurisdiction under which the transfer and assignment of a beneficial interest in such Vehicle pursuant to transfer of the Transaction SUBI Certificate or the Transaction SUBI, or any other transaction contemplated hereunder to occur on or about the Closing Date, is unlawful, void or voidable.

6.              Aggregate Securitization Value. As of the Cut-Off Date, the aggregate Securitization Value of all Transaction Units was $881,834,217.43.

7.              Location of Leases. As of the Closing Date, the files and records for each Unit included in the Transaction SUBI Portfolio are maintained at the offices of the Servicer.

8.              Accuracy of Information. The information relating to each Unit set forth on Schedule 1 to the Transaction SUBI Supplement is true and correct in all material respects.

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SCHEDULE II

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the SUBI Sale Agreement, the Seller hereby represents, warrants, and covenants to the Buyer as follows on the Closing Date:

1.              The SUBI Sale Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Transaction SUBI Certificate in favor of the Buyer, which security interest is prior to all other Adverse Claims and is enforceable as such as against creditors of and purchasers from the Seller.

2.              The Transaction SUBI Certificate constitutes a “general intangible,” “instrument,” “certificated security,” or “chattel paper” that is evidenced by an authoritative tangible copy, within the meaning of the applicable UCC.

3.              The Seller owns and has good and marketable title to the Transaction SUBI Certificate free and clear of any Adverse Claim, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Adverse Claim attaches is not impaired during the pendency of such proceeding.

4.              The Seller has received all consents and approvals to the sale of the Transaction SUBI Certificate hereunder to the Buyer required by the terms of the Transaction SUBI Certificate to the extent that it constitutes an instrument or a payment intangible.

5.              The Seller has received all consents and approvals required by the terms of the Transaction SUBI Certificate, to the extent that it constitutes a securities entitlement, certificated security or uncertificated security, to the transfer to the Buyer of its interest and rights in the Transaction SUBI Certificate hereunder.

6.              The Seller has caused or will have caused, within ten days after the effective date of the SUBI Sale Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Transaction SUBI Certificate from the Seller to the Buyer and the security interest in the Transaction SUBI Certificate granted to the Buyer hereunder.

7.              To the extent that the Transaction SUBI Certificate constitutes an instrument or chattel paper evidenced by an authoritative tangible copy, all original executed copies of each such instrument or each authoritative tangible copy of a record evidencing the chattel paper have been delivered to the Buyer.

8.              Other than the transfer of the Transaction SUBI Certificate from the Seller to the Buyer under the SUBI Sale Agreement and from the Buyer to the Issuer under the SUBI Transfer Agreement and the security interest granted to the Indenture Trustee pursuant to the Indenture, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Transaction SUBI Certificate. The Seller has not authorized the filing of, nor is aware of, any financing statements against the Seller that include a description of collateral covering the Transaction SUBI Certificate other than any financing statement relating to any security interest granted pursuant to the Transaction Documents or that has been terminated.

9.              No instrument or chattel paper evidenced by an authoritative tangible copy that constitutes or evidences the Transaction SUBI Certificate has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

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